Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267921

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 26, 2022)

641,712 Shares of Common Stock

We are offering 641,712 shares of our common stock, $0.001 par value per share, pursuant to this prospectus supplement and the accompanying prospectus to several institutional investors. The purchase price of each share of common stock to the purchasers identified in the securities purchase agreement dated July 16, 2025, by and among us and the purchasers listed on the signature pages thereto (the “SPA”) is $4.675 share.

In a concurrent private placement (the “Private Placement”), we are also selling to the purchasers under the SPA, common stock warrants (the “Unregistered Warrants”) to purchase up to 641,712 (the “Unregistered Warrant Shares”) of our common stock. The Unregistered Warrants and Unregistered Warrant Shares (collectively, the “Unregistered Securities”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Unregistered Warrants are exercisable immediately upon issuance for a twenty-four month period following the date of effectiveness of a registration statement covering the resale of the Unregistered Warrant Shares and have an exercise price of $4.55 per Unregistered Warrant Share.

Our common stock is traded on The Nasdaq Capital Market under the symbol “NCPL.” On July 15, 2025, the last sale price of our common stock as reported on The Nasdaq Capital Market was $4.55 per share.

As of July 16, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $33,680,759 based on 3,928,387 outstanding shares of common stock, of which approximately 3,898,236 shares are held by non-affiliates, and a per share price of $8.64 based upon the closing sale price of our common stock on The Nasdaq Capital Market on July 1, 2025. As of the date of this prospectus supplement, we have sold $8,074,414 of securities pursuant to General Instruction I.B.6. of Registration Statement on Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). We are thus currently eligible to offer and sell up to an aggregate of approximately $3,152,503 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the Placement Agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-15 of this prospectus supplement and page 12 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

	Per Share	Total
Offering price	$4.675	$3,000,004
Placement Agent fees (1)	$0.351	$225,000
Proceeds, before expenses, to us (2)	$4.324	$2,775,004

(1)	Consists of a cash fee of 7.5% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay to the Placement Agent a management fee of 1.0% of the aggregate gross proceeds raised in this offering, $25,000 for non-accountable expenses, up to $50,000 for expenses of legal counsel and other out-of-pocket expenses and $15,950 for clearing fees. In addition, we have agreed to issue the Placement Agent warrants (the “Placement Agent Warrants”) to purchase shares of our common stock equal to 7.5% of the aggregate number of shares sold in this offering. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not take into account the proceeds from the exercise of any of the Unregistered Warrants, or any of the Placement Agent Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about July 17, 2025, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 16, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Placement Agent not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents By Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “NCPL,” the “Company,” “we,” “us,” “our,” or similar terms refer to Netcapital Inc. and our subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

On August 1, 2024, we effectuated a 1-for-70 reverse split of our outstanding shares of common stock. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, have been adjusted accordingly. All information presented in this prospectus supplement and the accompanying prospectus has been retroactively restated to give effect to our 1-for-70 reverse split of our outstanding shares of common stock and unless otherwise indicated, all such amounts and corresponding exercise price data set forth in this prospectus supplement and accompanying prospectus have been adjusted to give effect to the reverse stock split.

Company Overview

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors. We give investors the opportunity to access investments in private companies. Our model is disruptive to traditional private equity investing and is based on Title III, Regulation Crowdfunding (“Reg CF”) of the Jumpstart Our Business Startups Act (“JOBS Act”). In addition, we have recently expanded our model to include Regulation A (“Reg A”) offerings. We generate fees from listing private companies on our funding portal located at www.netcapital.com. We also generate fees from advising companies with respect to their Reg A offerings posted on www.netcapital.com. Our consulting group, Netcapital Advisors Inc. (“Netcapital Advisors”), which is a wholly-owned subsidiary, provides marketing and strategic advice to companies in exchange for cash fees and/or equity positions. The Netcapital funding portal is registered with the SEC, is a member of the Financial Industry Regulatory Authority (“FINRA”), a registered national securities association, and provides investors with opportunities to invest in private companies. On November 22, 2024, our wholly-owned subsidiary, Netcapital Securities Inc. (“Netcapital Securities”), received approval from FINRA to become a FINRA-member broker-dealer specifically approved to engage in the following types of business: private placements of securities and referral business, and can represent Reg A offerings and/or Reg D offerings on the www.netcapital.com website and can also partner with other broker-dealers to collaboratively syndicate deals. As of the date of this prospectus supplement, Netcapital Securities has signed an engagement letter with as issuer looking to raise capital in a Reg A offering which offering is expected to commence in the second fiscal quarter of 2026.

Our Business

We provide private companies with access to investments from accredited and non-accredited investors through our online portal located at www.netcapital.com, which is operated by our wholly-owned subsidiary, Netcapital Funding Portal, Inc. The Netcapital funding portal charges a $5,000 listing fee and a 4.9% success fee for capital raised at closing. In addition, the portal generates fees for other ancillary services, such as rolling closes. Netcapital Advisors generates fees and equity stakes from consulting in select portfolio (“Portfolio Companies”) and non-portfolio clients. With respect to its services for Reg A offerings, Netcapital Advisors charges a monthly flat fee for each month the offering is listed on the netcapital.com website as well as a nominal administrative flat fee for each investor that is processed to cover out-of-pocket costs. Netcapital Securities will also use the www.netcapital.com website for issuers that utilize Reg A. Netcapital Securities charges a $25,000 listing fee and a 4.9% success fee for capital raised at closing but may alter these fees for larger raises or for special circumstances.

S-1

We generated revenues of $465,437, with costs of service of $37,156, in the nine months ended January 31, 2025 for a gross profit of $428,281 in the nine months ended January 31, 2025 as compared to revenues of $4,604,260, with costs of service of $97,062, in the nine months ended January 31, 2024, for a gross profit of $4,507,198 (consisting of $3,489,013 in equity securities from Portfolio Companies for payment of services). The decrease in revenues was attributed to the lack of consulting service revenue in the nine-month period ended January 31, 2025, as compared to revenue of $3,489,013 for consulting services for equity securities and $96,200 for consulting revenue in the nine months ended January 31, 2024. In fiscal 2025, management has focused on establishing a broker-dealer subsidiary so that the Company may have additional sources of revenue, and we have not been pursuing the equity-based revenue contracts. Effective November 22, 2024, the Company received approval from FINRA to have a broker-dealer subsidiary. No revenues have been generated by the newly formed broker-dealer subsidiary. We generated revenues of $4,951,435, with costs of service of $108,060, in the year ended April 30, 2024 for a gross profit of $4,843,375 (consisting of $3,537,700 in equity securities for payment of services and $1,413,736 in cash-based revenues, offset by $108,060 for costs of services) as compared to revenues of $8,493,985 with costs of service of $85,038 in the year ended April 30, 2023 for a gross profit of $8,408,947 (consisting of $7,105,000 in equity securities for the payment of services and $1,388,985 in cash-based revenues, offset by $85,038 for costs of services). The decrease in revenues is attributable to decreased revenues from consulting services for equity securities, which recorded a decrease in fees of $3,665,000, or 52% to $3,440,000 in fiscal 2024 as compared to $7,105,000 in fiscal 2023. We provided additional services for two (2) and four (4) of our Portfolio Companies during the years ended April 30, 2024 and 2023, respectively, and our cash-based gross profits as a percentage of gross profits were approximately 1% in both fiscal years.

In the nine months ended January 31, 2025, we recorded $464,821 in funding portal revenues, consisting of portal fees of $297,627, listing fees of $127,500, and equity fees of $39,694, as compared to funding portal revenues of $1,018,150 in the nine months ended January 31, 2024, consisting of portal fees of $623,610, listing fees of $394,540 and equity fees of $0. The decrease in revenues was primarily attributed to a decrease in investments in funding portal issuers and by a decrease in new offerings launched. New offerings launched amounted to 32 issuers in the nine months ended January 31, 2025, as compared to 64 issuers in the nine months ended January 31, 2024.

The aggregate decrease of $3,665,000 in consulting services for equity securities in fiscal 2024 occurred because we provided consulting services to only 3 companies in fiscal 2024, as compared to 6 companies in fiscal 2023. We strive to provide more than $1 million worth of consulting services to this type of client, and the average fee that we earned per client in fiscal 2024 and 2023 amounted to $1,146,667 and $1,184,167, respectively. These services are provided by our consulting subsidiary, Netcapital Advisors, Inc. (“Advisors”), and Advisors did not earn any equity securities from consulting work in the fourth quarter of fiscal 2024 or the first quarter of fiscal 2025. However, our subsidiary Netcapital Funding Portal Inc. (“Funding Portal”) began charging a fee of 1% of the equity raised by issuers that engage with the Funding Portal and in fiscal 2024, the Funding Portal earned equity securities from 30 clients, with an aggregate value of $97,700, as compared to $0 in fiscal 2023.

Consulting revenue consists of fees earned by two of our subsidiaries, Advisors and MSG Development Corp. (“MSG”). Revenue generated by Advisors decreased by $109,320 to $96,200 in fiscal 2024 from $205,520 in fiscal 2023 and revenues generated by MSG decreased to $0 in fiscal 2024 from $249,800 in fiscal 2023. The person who operated MSG retired in fiscal 2024 due to health reasons and we were unsuccessful in transitioning the valuation consulting work performed by MSG to another person. Consequently, in fiscal 2024, we recorded an impairment loss for the intangible assets associated with our acquisition of MSG. The decrease in consulting fees from Advisors in fiscal 2024 is the result of fewer consulting engagements and personnel cuts.

Revenue from portal fees increased by $455,855, or 109%, in fiscal 2024 to $874,368, from $418,513 in fiscal 2023. Revenue from portal fees consists of a 4.9% fee of the total capital raised by an issuer plus fixed miscellaneous charges for administrative fees, such as a rolling close, or the filing of an amended offering statement. The increase in portal fees is attributable to the increase in the amount of capital raised on the Netcapital funding portal and the increase in the number of issuers that completed an offering. In fiscal 2024 and 2023, the average amount raised in an offering on the Netcapital funding portal was $280,978 and $128,170, respectively. The total number of issuers on the Netcapital funding portal in fiscal 2024 and 2023 that successfully closed an offering was 53 and 50, respectively

S-2

Revenue from listing fees decreased by $71,920, or 14%, to $442,040 in fiscal 2024 as compared to $513,960 in fiscal 2023. Listing fees are typically $5,000 per issuer, and they are the first form of revenue earned by our Funding Portal when an issuer signs a contract with us to sell securities on the funding portal. After the listing contract is signed, an issuer typically takes two months before it is ready to launch an offering. Most issuers remain on the funding portal, marketing their offering, for a period of six to nine months.

In fiscal 2024 and 2023, the average amount raised in an offering on the Netcapital funding portal was $280,978 and $128,170, respectively. The total number of offerings on the Netcapital funding portal in fiscal 2024 and 2023 that closed was 70 and 63, respectively, of which 17 and 13 offerings hosted on the Netcapital funding platform in fiscal 2024 and 2023, respectively, terminated their listings without raising the required minimum dollar amount of capital. As of the date of this prospectus supplement, we own minority equity positions in 20 Portfolio Companies that have utilized the funding portal to facilitate their offerings, for which equity was received as payment for services.

Funding Portal

Netcapital Funding Portal, Inc. is an SEC-registered funding portal that enables private companies to raise capital online, while investors are able to invest from anywhere in the world, at any time, with just a few clicks. Securities offerings on the Netcapital funding portal are accessible through individual offering pages, where companies include product or service details, market size, competitive advantages, and financial documents. Companies can accept investment from virtually anyone, including friends, family, customers, and employees. Customer accounts on our platform will not be permitted to hold digital securities.

In addition to access to the funding portal, the Netcapital funding portal provides the following services:

●	a fully automated onboarding process;
●	automated filing of required regulatory documents;
●	compliance review;
●	custom-built offering page on our portal website;
●	third party transfer agent and custodial services;
●	email marketing to our proprietary list of investors;
●	rolling closes, which provide potential access to liquidity before final close date of offering;
●	assistance with annual filings; and
●	direct access to our team for ongoing support.

Consulting Business

Our consulting group, Netcapital Advisors, helps companies at all stages to raise capital. Netcapital Advisors provides strategic advice, technology consulting and online marketing services to assist with fundraising campaigns on the Netcapital platform. We also act as an incubator and accelerator, taking equity stakes in select disruptive start-ups. In the instances where we take equity stakes in a company, such interests are of the same class of securities that are offered on the Netcapital platform.

Netcapital Advisors’ services include:

●	incubation of technology start-ups;
●	investor introductions;
●	online marketing;
●	website design, software and software development;
●	message crafting, including pitch decks, offering pages, and ad creation;
●	strategic advice; and
●	technology consulting.

S-3

Broker-Dealer Business

In November 2024, our wholly owned subsidiary, Netcapital Securities, received approval from FINRA to become a FINRA-member broker-dealer specifically approved to engage in the following types of business: private placements of securities and referral business, and can represent Reg A offerings and/or Reg D offerings on the www.netcapital.com website and can also partner with other broker-dealers to collaboratively syndicate deals, and can represent Reg A offerings on the www.netcapital.com website. We believe that by having a registered broker-dealer, it will create opportunities to expand revenue base by hosting and generating additional fees from Reg A+ and Reg D offerings on the Netcapital platform;, earning additional fees in connection with offerings that may result from the introduction of clients to other FINRA broker-dealers and expanding our distribution capabilities by leveraging strategic partnerships with other broker-dealers to distribute offerings of issuers that utilize the Netcapital platform to a wider range of investors in order to maximize market penetration and optimize capital raising efforts. As of the date of this prospectus supplement, Netcapital Securities Inc. has been engaged by one issuer seeking to raise capital via a Regulation A offering.

Regulatory Overview

In an effort to enhance economic growth and to democratize access to private investment opportunities, Congress finalized the JOBS Act in 2016. Title III of the JOBS Act enabled early-stage companies to offer and sell securities to the general public for the first time. The SEC then adopted Reg CF, in order to implement the JOBS Act’s crowdfunding provisions.

Reg CF has several important features that changed the landscape for private capital raising and investment. For the first time, this regulation:

●	Allowed the general public to invest in private companies, no longer limiting early-stage investment opportunities to less than 10% of the population;

●	Enabled private companies to advertise their securities offerings to the public (general solicitation); and

●	Conditionally exempted securities sold under Section 4(a)(6) from the registration requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC had also adopted rules to implement Section 401 of the Jumpstart Our Business Startups (JOBS) Act by expanding Reg A into two tiers

●	Tier 1, for securities offerings of up to $20 million in a 12-month period; and

●	Tier 2, for securities offerings of up to $75 million in a 12-month period.

In addition, Reg A allows companies that are subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act to use Reg A. Further, Reg A also enables issuers to raise funds from non-accredited investors and accredited investors.

We are subject, both directly and indirectly, to various laws and regulations relating to our business. If any of the laws are amended, compliance could become more expensive and directly affect our income. We intend to comply with such laws, but new restrictions may arise that could materially adversely affect our Company. Specifically, the SEC regulates our funding portal business, and our funding portal is also a member of FINRA and is regulated by FINRA. We are also subject to the USA Patriot Act of 2001, which contains anti-money laundering and financial transparency laws and mandates various regulations applicable to financial services companies, including standards for verifying client identification at account opening, and obligations to monitor client transactions and report suspicious activities. Anti-money laundering laws outside of the United States contain some similar provisions. Now that our wholly-owned subsidiary, Netcapital Securities Inc., received a broker-dealer license, we are subject to additional regulation and supervision of the SEC and FINRA, including without limitation Rule 15c3-1 under the Securities Exchange Act of 1934 (the Uniform Net Capital Rule). The Uniform Net Capital Rule specifies minimum capital requirements intended to ensure the general financial soundness and liquidity of broker-dealers. The Uniform Net Capital Rule prohibits broker-dealers from paying cash dividends, making unsecured advances or loans or repaying subordinated loans if such payment would result in a net capital amount of less than 5% of aggregate debit balances or less than 120% of its minimum dollar requirement. Our failure to comply with these requirements as applicable to us could have a material adverse effect on us.

S-4

Our Market

The traditional funding model restricts access to capital, investments and liquidity. According to Harvard Business Review, venture capital firms (“VCs”) invest in fewer than 1% of the companies they consider and only 10% of VC meetings are obtained through cold outreach. In addition, only 2% of VC funding went to women-owned firms in 2024, according to PitchBook, while Crunchbase revealed that only 0.4% of startup funding went to black-owned firms.

Furthermore, under the traditional model, the average investor lacked access to early-stage investments. Prior to the JOBS Act, almost 90% of U.S. households were precluded from investing in private deals, per dqydj.com. Liquidity has also been an issue, as private investments are generally locked up until IPO or takeout.

The JOBS Act helped provide a solution to these issues by establishing the funding portal industry, which is currently in its infancy. Title III of the JOBS Act outlines Reg CF, which traditionally allowed private companies to raise up to $1.07 million. In March 2021, regulatory enhancements by the SEC went into effect and increased the limit to $5 million. These amendments increased the offering limits for Reg CF, Reg A and Regulation D, Rule 504 offerings as follows: Reg CF increased to $5 million; Regulation D, Rule 504 increased to $10 million from $5 million; and Reg A Tier 2 increased to $75 million from $50 million.

According to KingsCrowd, the 2021 increase in offering limits has served to boost the attractiveness of Reg CF to later stage issuers. While the previous $1 million cap on annual funding was perceived as too restrictive for capital-intensive companies, $5 million every twelve months can be a viable alternative for companies post seed stage.

Reg CF funding grew from $74.8 million in 2018 to $343.6 million in 2024, an increase of 360%, according to KingsCrowd. Although funding was down from its 2021 peak of $496.1 million, the number of Reg CF raises reached a new high in the final month of 2024 to 569 offerings, above the previous high in March 2022 of 561. The average investment size also increased by 26% in 2024 to $1,500 from $1,190 in the previous year. We believe a significant opportunity exists to disrupt private capital markets via the Netcapital funding portal.

Reg A+ offerings raised $244 million in 2024, an increase of 7.5% from the previous year, according to KingsCrowd. While 61 offerings closed during the year, 34 new offerings were launched. $2 million was the 2024 median Reg A+ raise, while the average raise was $7.7 million. We plan to support Reg A+ raises through our broker-dealer subsidiary, Netcapital Securities.

Our Technology

The Netcapital platform is a scalable, real-time, transaction-processing engine that runs 24 hours a day, seven days a week.

For companies raising capital, the technology provides fully automated onboarding with integrated regulatory filings. Funds are collected from investors and held in escrow until the offering closes. For entrepreneurs, the technology facilitates access to capital at low cost. For investors, the platform provides access to investments in private, early-stage companies that were previously unavailable to the general public. Both entrepreneurs and investors can track and view their investments through their dashboard on netcapital.com. As of the date of this prospectus supplement, the platform currently has approximately 116,000 users.

Scalability was demonstrated in November 2021, when the platform processed more than 2,000 investments in less than two hours, totaling more than $2 million.

Our infrastructure is designed in a way that can horizontally scale to meet our capacity needs. Using Docker containers and Amazon Elastic Container Service (“Amazon ECS”), we are able to automate the creation and launch of our production web and application programming interface (“API”), endpoints in order to replicate them as needed behind Elastic Load Balancers (ELBs).

Additionally, all of our public facing endpoints live behind CloudFlare to ensure protection from large scale traffic fluctuations (including distributed denial of service (“DdoS”) attacks).

S-5

Our main database layer is built on Amazon RDS and features a Multi-AZ deployment that can also be easily scaled up or down as needed. General queries are cached in our API layer, and we monitor to optimize very complex database queries that are generated by the API. Additionally, we cache the most complex queries (such as analytics data) in our NoSQL (Mongo) data store for improved performance.

Most of our central processing unit (“CPU”), intensive data processing happens asynchronously through a worker/jobs system managed by AWS ElastiCache’s Redis endpoint. This component can be easily fine-tuned for any scale necessary.

The technology necessary to operate our funding portal is licensed from Netcapital Systems LLC, a Delaware limited liability company (“Systems-DE”), of which Jason Frishman, Founder and former CEO of Netcapital Funding Portal Inc., owns a 29% interest, under a license agreement with Netcapital Funding Portal, Inc., for an annual license fee of $380,000, paid in quarterly installments.

Proposed Alternative Trading (“ATS”) Relationship

We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. We also recognize that secondary trading of securities in private companies is subject to extensive regulation and oversight. Such regulation and oversight includes, but is not limited to, the need to be a registered broker-dealer that is licensed to operate an ATS, or to partner with an entity that is licensed to do so. In order to try to address what we believe is a large, unmet need, our wholly-owned subsidiary, Netcapital Systems LLC, a Utah limited liability company (“Netcapital UT LLC”), entered into a software license and services agreement on January 2, 2023 (the “Templum License Agreement”) with Templum Markets LLC (“Templum”), to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is a company that provides capital markets infrastructure for trading private equity securities, and operates an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities. We are currently working with Templum to design the software required to allow issuers and investors on the Netcapital platform to access the Templum ATS in order to engage in secondary trading of securities in a regulatorily compliant manner. The operation of the Templum ATS, however, remains subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will result in delays in our ability to launch the proposed platform. While we are currently working with Templum on the design of the required software to enable the access to secondary trading on the Templum ATS, no assurance can be given as to when, or if, we will be able to successfully complete this project in order to enable access to a secondary trading feature beta (testing) version to a closed group of users for testing before any final launch is made to the public, and Templum’s approval. Milestones required to launch the platform include, but are not limited to, plug-in of Templum’s KYC and AML requirements to enable interested users to directly send to the Templum ATS any KYC/AML information required by Templum for review and approval, as well as the launch of a beta version to a closed group of users. In July 2024, we announced the launch of our beta version for this secondary trading platform and our goal was to offer such secondary trading platform through the Templum ATS to all issuers and investors on the Netcapital funding portal before the end of 2025 subject to compliance with all regulatory requirements. As of the date of this prospectus supplement, we have paused further development and roll-out while we reevaluate evolving market conditions and customer expectations.

The operation of the Templum ATS is subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will also result in delays in our ability to fully launch the proposed platform. In addition, because we cannot easily switch between operators of secondary trading platforms of this nature, any disruption of or interference, whether due to regulatory issues or natural disasters, cyber-attacks, terrorist attacks, power losses, telecommunications failures, or other similar events, would impact our operations and may adversely affect the ability of issuers and investors to utilize this platform. There is no obligation for Templum to renew its agreements with us on commercially reasonable terms or at all.

S-6

Institutions and individual investors may face significant risk when buying securities on our proposed secondary trading platform. These risks include the following:

●	private companies are not required to make periodic public filings, and therefore certain capitalization, operational and financial information may not be available for evaluation;

●	an investment may only be appropriate for investors with a long-term investment horizon and a capacity to absorb a loss of some or all of their investment;

●	the securities, when purchased, are generally highly illiquid, are often subject to further transfer restrictions, and no public market exists for such securities; and

●	transactions may fail to settle, which could harm our reputation.

Further, we may become involved in disputes and litigation matters between customers with respect to transactions on our proposed secondary trading platform. There is a risk that clients may increasingly look to us to make them whole for delayed and/or broken trades. Customers may litigate over a failure of sellers to deliver securities or over the untimely deliveries of securities. Any litigation to which we are a party could be expensive and time consuming, regardless of the ultimate outcome, and the potential costs and risks of such litigation may incentivize us to settle, which could harm our reputation or have a material adverse effect on our business or results or operations.

We estimate that the cost for developing this platform will not exceed $1.0 million, most of which has already been incurred and consists of salaries or fees paid to engineers and consultants. We have and continue to pay these expenses from our working capital. We do not currently have a revenue model associated with the sales of securities on the proposed ATS. However, we may seek incorporate this revenue model in the future, provided that we determine any such revenue model is in strict compliance with all regulatory guidelines.

We currently anticipate that we will also be able to sell our interests in any portfolio company using the Templum ATS provided such sales are made in a regulatorily compliant matter. We expect to place a restriction on any sales during any period in which an issuer is offering its securities for sale on the Netcapital funding platform. In addition, securities issued in a Reg CF transaction generally cannot be resold for a period of one year, unless the securities are transferred: (1) to the issuer of the securities; (2) to an “accredited investor”; (3) as part of an offering registered with the SEC; or (4) to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance. Accordingly, any shares owned by us would also be subject to these restrictions. Additional restrictions may be implemented, and there can be no assurance that we will ever sell any of our interests in any portfolio company using the Templum ATS. Further, our insider trading policy prohibits all of our employees, officers, consultants and directors from buying or selling securities while in possession of material non-public information and all such parties are also required to maintain strict confidentiality of all such information. In addition, in order to maintain compliance with our insider trading policies, any affiliate or employee seeking to trade securities in any issuer listed on the funding portal must receive prior approval and clearance from our Chief Financial Officer and all such requests for clearance will be documented and maintained with our compliance department.

Our Netcapital funding portal is currently registered with the SEC and is a member of FINRA. For so long as we continue to operate our Netcapital platform solely for primary offerings by issuers under Reg CF, we believe that we are not required to register under Regulation ATS.

Competitive Advantages

Based upon publicly available information either published on the websites of our peer group (StartEngine Crowdfunding, Inc., Wefunder Inc. and Republic Core LLC) or included in offering statements of issuers hosted on such offering platforms, we believe that we provide the lowest cost solution for online capital raising. We also believe, based upon our facilitated technology platforms, our strong emphasis on customer support, and feedback received from clients that have onboarded to our platform, that our access and onboarding of new clients are superior due to our facilitated technology platforms. Our network continues to rapidly expand as a result of our enhanced marketing and broad distribution to reach new investors.

Our competitors include StartEngine Crowdfunding, Inc., Wefunder Inc. and Republic Core LLC. Given the rapid growth in the industry and its potential to disrupt the multi-billion dollar private capital market, we believe there is sufficient room for multiple players.

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Our Strategy

Two major tailwinds that we believe drove accelerated growth in the shift to the use of online funding portals: (i) the COVID-19 pandemic and (ii) the increase in funding limits under Reg CF. The pandemic drove a rapid need to bring as many processes as possible online. With travel restrictions in place and most people in lockdown, entrepreneurs were no longer able to fundraise in person and have increasingly turned to online capital raising through funding portals.

There are numerous industry drivers and tailwinds that complement investor demand for access to investments in private companies. To capitalize on these, our strategy is to:

●	Generate New Investor Accounts. Growing the number of investor accounts on our platform is a top priority. Investment dollars that continue to flow through our platform are the key revenue driver. When issuers advertise their offerings, they are generating new investor accounts for the Netcapital funding platform at no cost to us. We plan to supplement our issuers’ spend on advertising by increasing our online marketing spend as well, which may include virtual conferences going forward.

●	Hire Additional Business Development Staff. We seek to hire additional business development staff that is technology advanced and financially passionate about capital markets to handle our growing backlog of potential customers.

●	Increase the Number of Companies on Our Platform via Marketing. When a new company lists on our platform, they bring their customers, supporters, and brand ambassadors as new investors to Netcapital. We plan to increase our marketing budget to help grow our portal and advisory clients.

●	Invest in Technology. Technology is critical to everything that we do. We plan to invest in developing innovative technologies that enhance our platform and allow us to pursue additional service offerings.

●	Incubate and accelerate our advisory clients. The advisory clients and our equity interests in select advisory clients represent potential upside for our shareholders. We seek to grow this model of advisory clients.

●	Expand Internationally. We believe there is a significant opportunity to expand the marketing of Netcapital funding platform and the services we offer into Europe and Asia as an appetite abroad grows for U.S. stocks.

●	Provide a secondary trading feature. We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. Accordingly, we are exploring ways in which we can provide our clients with the ability to access a secondary trading feature. In January 2023, we entered into the Templum License Agreement to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is an operator of an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. We are currently working with Templum on the design of the required software to enable issuers and investors on the Netcapital platform the ability to access the Templum ATS in order to engage in secondary trading of securities. In July 2024, we announced the launch of our beta version for this secondary trading platform and our goal is to offer such secondary trading platform through the Templum ATS to all issuers and investors on the Netcapital funding portal before the end of 2025 subject to compliance with all regulatory requirements, however, we do not know when, or if, this feature will be fully completed and launched, as there are many details that remain to be completed.

●	New Verticals Represent a Significant Opportunity. We operate in a regulated market supported by the JOBS Act. We are pursuing expanding our model to include Reg A and Regulation D offerings.

●	Broker-Dealer License. In November 2024, our wholly-owned subsidiary, Netcapital Securities Inc. received its broker-dealer registration with FINRA. We believe that by having a registered broker-dealer, it could create opportunities to expand revenue base by hosting and generating additional fees from Reg A+ and Reg D offerings on the Netcapital platform; earning additional fees in connection with offerings that may result from the introduction of clients to other FINRA broker-dealers and expanding our distribution capabilities by leveraging strategic partnerships with other broker-dealers to distribute offerings of issuers that utilize the Netcapital platform to a wider range of investors in order to maximize market penetration and optimize capital raising efforts.

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Our Management

Our management team is experienced in finance, technology, entrepreneurship, and marketing.

Martin Kay is our Chief Executive Officer (“CEO”) and a director. He previously served as Managing Director at Accenture Strategy, from October 2015 to December 2022 and holds a BA in physics from Oxford University and an MBA from Stanford University Graduate School of Business. Mr. Kay is an experienced C-suite advisor and digital media entrepreneur, working at the intersection of business and technology. His experience includes oversight of our funding portal when he served on the board of managers of Systems-DE from 2017 to 2021.

Coreen Kraysler, CFA, is our Chief Financial Officer (“CFO”). With over 30 years of investment experience, she was formerly a Senior Vice President and Principal at Independence Investments, where she managed several 5-star rated mutual funds and served on the Investment Committee. She also worked at Eaton Vance as a Vice President, Equity Analyst on the Large and Midcap Value teams. She received a B.A. in Economics and French, cum laude from Wellesley College and a Master of Science in Management from MIT Sloan.

Jason Frishman is our Founder and former chief executive officer of our funding portal subsidiary, Netcapital Funding Portal Inc. Mr. Frishman founded Netcapital Funding Portal Inc. to help reduce the systemic inefficiencies that early-stage companies face in securing capital. He currently holds advisory positions at leading organizations in the financial technology ecosystem and has spoken as an external expert at Morgan Stanley, University of Michigan, Young Presidents’ Organization (YPO), and others. Mr. Frishman has a background in the life sciences and previously conducted research in medical oncology at the Dana Farber Cancer Institute and cognitive neuroscience at the University of Miami, where he graduated summa cum laude with a B.S. in Neuroscience.

Corporate Information

The Company was incorporated in Utah in 1984 as DBS Investments, Inc. (“DBS”). DBS merged with Valuesetters L.L.C. in December 2003 and changed its name to Valuesetters, Inc. In November 2020, the Company purchased Netcapital Funding Portal Inc. from Systems-DE and changed the name of the Company from Valuesetters, Inc. to Netcapital Inc. In November 2021, the Company purchased MSG Development Corp.

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Attached below is an organization chart for the Company as of the date of this prospectus supplement:

Implications of Being a Smaller Reporting Company

We have elected to take advantage of certain of the reduced reporting requirements in our filings with the Securities and Exchange Commission. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Developments

July 2025 Registered Direct Offering and Concurrent Private Placement

On July 2, 2024, we entered into a securities purchase agreement (the “July 2025 Purchase Agreement”) with certain institutional investors, pursuant to which we agreed to sell 714,286 shares (the “July 2025 Shares”) of our common stock, at a purchase price of $7.00 per share (the “July 2025 Offering”) for gross proceeds of approximately $5 million, prior to deducting placement agent’s fees and other offering expenses payable by us. We intend to use the net proceeds from the offering for working capital and other general corporate purposes. The shares were offered pursuant to our shelf registration statement on Form S-3 (File No. 333-267921), which was declared effective by the Securities Exchange Commission on October 26, 2022.

Concurrently with the sale of July 2025 Shares pursuant to the July 2025 Purchase Agreement in a private placement, for each share of Common Stock purchased by the investors, such investors received an unregistered warrant (the “July 2025 Investor Warrant”) to purchase one share of Common Stock, or 714,286 shares in the aggregate (the “July 2024 Investor Warrant Shares”). The July 2025 Investor Warrants have an exercise price of $6.88 per share, and are exercisable immediately upon issuance for a twenty-four month period following the date of effectiveness of resale registration statement providing for a resale of the shares underlying the warrants, which resale registration statement is required to be filed within 30-days of the July 2025 Purchase Agreement.

Horizon License

On June 26, 2025, we entered into a Horizon Software Agreement (the “Horizon Agreement’) with Horizon Globex GmbH, a company incorporated in Switzerland (“Horizon”) pursuant to which Horizon granted the Company a royalty free, paid-up, non-exclusive, perpetual, irrevocable, unrestricted license to use the Licensed Software (as defined in the Horizon Agreement) with our branding and image, in the United States to provide capital-raising and secondary trading services to its clients in consideration for the issuance of 500,0000 shares (the “Horizon Shares”) of our common stock to Horizon or its affiliate. The Horizon Agreement may be terminated by either party upon a default in the performance of any material obligation under the Agreement is not cured within 30-days after receipt of such notice. In addition, the Horizon Agreement may be terminated immediately by either party in the event the other party files or has filed against it any petition for relief under any bankruptcy statute or similar statute of any jurisdiction, or an order for relief in any bankruptcy or reorganization proceeding is entered against the other party and such order remains undischarged for a period of sixty (60) days; or a receiver is appointed for the other Party; or the other party is dissolved or liquidated, or ceases to carry on its business, or makes an assignment for the benefit of its creditors.

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ATM Increase

On June 23, 2025, we filed a prospectus supplement under our At-The-Market-Offering Agreement with Wainwright for an aggregate of $975,000 of additional shares of our common stock.

June 2025 Private Placement

On June 10, 2025, we entered into subscription agreements (the “Subscription Agreements”) with ten accredited investors to issue an aggregate of 118,750 shares (the “Shares”) of common stock at a purchase price of $4.00 per share (the “Purchase Price”) in a private placement, for gross proceeds of $475,000. The Company has agreed to file a registration statement on providing for the resale of the Shares (the “Resale Registration Statement”) within 60 calendar days of the initial closing of the private placement (the “Filing Date”) and to use reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 90 calendar days following the final closing of the private placement date of the Filing Date. Until the shares are sold in accordance with applicable law, the Subscriber agrees to vote the shares in favor of all resolutions recommended by the Company’s Board of Directors, and to deliver any proxy or voting instruction required by the Company to effectuate this obligation. The Subscription Agreements include a price adjustment provision whereby if the Company issues additional shares at a price lower than the Purchase Price during the period beginning on the date of the Subscription Agreements and prior to the date that is 6-months following the Filing Date, investors will receive additional shares to reflect the lower price, subject to the minimum price as defined under Nasdaq Rule 5635(d) on the date the Subscription Agreements were signed, which was $2.56. The Company intends to use the net proceeds from the offering for general corporate purposes.

Amendment to Netcapital 2023 Omnibus Equity Incentive Plan

On June 6, 2025, our board of directors approved an amendment (the “Plan Amendment”) to the Netcapital 2023 Omnibus Equity Incentive Plan (the “Plan”) subject to stockholder approval, to: (i) increase the number of shares authorized for issuance under the Plan by 1,300,000 shares, from 247,556 to a total of 1,547,556 shares, and (ii) crease the evergreen limit from 5% to 10% of our outstanding shares, to allow for greater flexibility in future equity awards.

Formation of Advisory Boards

On June 6, 2025, our Board of Directors approved the formation of two strategic advisory boards: the Crypto Advisory Board and the Game Advisory Board,

We entered into advisory agreements with each member of the Crypto and Game Advisory Boards. Under these advisory agreements, each advisor will provide the Company with sector-specific strategic guidance, marketing insight, partnership referrals, and other advisory services relevant to their industry expertise. The initial term of each advisory agreement is eighteen months and may be extended by mutual agreement of the parties. In consideration of the services rendered under these advisory agreements, we issued a total of 783,722 non-qualified stock options to the advisors of the Crypto and Game Advisory Boards under the Plan as amended by the Plan Amendment. Such options are not exercisable unless and until our stockholders approve the Plan Amendment

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April 2025 Note Financings

On April 29, 2025, we entered into two separate Securities Purchase Agreements with 1800 Diagonal Lending LLC (the “Lender”), under which it issued the following convertible promissory notes:

●	A Convertible Promissory Note in the principal amount of $61,360, for a purchase price of $52,000, reflecting an original issue discount of $9,360. The note carries a one-time interest charge of 12% and is repayable in ten (10) monthly payments of $6,872.30 beginning May 30, 2025. It matures on February 28, 2026 and is convertible into shares of common stock following an event of default, subject to a 25% discount to the then-current market price, subject to Nasdaq shareholder approval limits.
●	A second Convertible Bridge Note in the principal amount of $64,960, for a purchase price of $56,000, with an original issue discount of $8,960. The note also carries a 12% one-time interest charge and is repayable in five (5) monthly payments beginning October 30, 2025. It shares the same maturity date and default-based conversion rights as the first note.

Upon the occurrence and during the continuation of any Event of Default (as defined in either note), the note shall become immediately due and payable and we are required to pay Lender, in full satisfaction of its obligations hereunder, an amount equal to 150% (“Default Percentage”) times the sum of (w) the then outstanding principal amount of the notes plus (x) accrued and unpaid interest on the unpaid principal amount of the notes to the date of payment plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Lender pursuant to Article IV of the notes (the then outstanding principal amount of the notes to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity. Notwithstanding anything to the contrary contained herein, in the event that following an Event of Default (other than Section 3.2), a default pursuant to Section 3.2 of the notes related to Conversion and the Shares occurs, the Default Percentage shall be immediately adjusted to 200%.

Following an event of default, the notes become convertible into shares of our common stock at the then existing conversion price (the “Note Conversion Price”), a discount to the trading price, subject to limitations. During the period beginning on the issuance date of the notes and ending on the date which is one hundred eighty (180) days following the issuance date of this Note (the “Initial Period”), the Note Conversion Price will be $1.00; and; following the Initial Period, the Note Conversion Price shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the lowest trading price for our common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The notes include customary default provisions, including non-payment, failure to deliver shares upon conversion, and cessation of operations.

On April 29, 2025, we also adopted a standard form of promissory note to be used in private financing transactions with certain accredited investors. Under the form, we issued two unsecured, non-convertible promissory notes in the total principal amount of $600,000, for gross proceeds of $300,000, reflecting a 50% original issue discount. The notes bear interest at 8% per annum, mature in three months, and are prepayable at any time without penalty. Upon default, interest accrues at 20% per annum.

March 2025 Note Financing

On March 26, 2025, we entered into a Securities Purchase Agreement with the Lender, and issued a promissory note to Lender in the principal amount of $181,540 (the “March 2025 Note”). The March 2025 Note was issued with an original issue discount of $25,040, and we received net proceeds of $150,000, after legal and due diligence fees.

The March 2025 Note bears a one-time interest charge of 12% and matures on January 30, 2026. The Note is repayable in five scheduled monthly payments beginning on September 30, 2025, with a total repayment amount of $203,324. We may prepay the Note under certain conditions and at a discount of (i) 4% if the March 2025 Note is prepaid within 90 days of the issuance date; (ii) 3% if the March 2025 Note is repaid during the period beginning ninety-one (91) days following the issuance date and ending on the date which is one hundred fifty (150) days following the issuance date and (iii) 2% during the period beginning one hundred fifty one (151) days following the issuance date and ending on the date which is one hundred eighty (180) days following the issuance date.

Upon the occurrence and during the continuation of any Event of Default (as defined in the March 2025 Note), the March 2025 Note shall become immediately due and payable and we are required to pay Lender, in full satisfaction of its obligations hereunder, an amount equal to 150% (“Default Percentage”) times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this March 2025 Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Lender pursuant to Article IV of the March 2025 Note (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity. Notwithstanding anything to the contrary contained herein, in the event that following an Event of Default (other than Section 3.2), a default pursuant to Section 3.2 of the March 2025 Note related to Conversion and the Shares occurs, the Default Percentage shall be immediately adjusted to 200%.

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Following an Event of Default (as defined in the March 2025 Note), the March 2025 Note becomes convertible into shares of our common stock at the then existing conversion price.(the “March 2025 Note Conversion Price. During the period beginning on the issuance date of the March 2025 Note and ending on the date which is one hundred eighty (180) days following the issuance date of this Note (the “Initial Period”), the March 2025 Note Conversion Price will be $1.00; and; following the Initial Period, the March 2025 Note Conversion Price shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the lowest trading price for our common stock during the ten (10) trading day period ending on the latest complete trading day prior to the a conversion date. The Mach 2025 Note includes customary default provisions, including for non-payment, failure to deliver shares upon conversion, and cessation of operations.

Articles of Amendment to Articles of Incorporation

On March 25, 2025, we filed articles of amendment (the “Articles of Amendment”) to our Articles of Incorporation, as amended, with the Utah Department of Commerce, Division of Corporations and Commercial Code to authorize 10,000,000 shares of “blank check” preferred stock. Following the filing of the Articles of Amendment, we have the authority to issue 910,000,000 shares of capital stock, such total shares consisting of (i) 900,000,000 shares of common stock and (ii) 10,000,000 shares of preferred stock.

March 2025 Warrant Inducement

On March 5, 2025, the Company entered into inducement offer letter agreements with certain warrant holders to exercise 79,558 outstanding warrants for cash at a reduced exercise price of $1.80 per share (previously $8.74 per share). In consideration, the Company issued Series A-7 and Series A-8 Common Stock Purchase Warrants to purchase an aggregate of 159,116 shares of common stock at an exercise price of $2.03. The Series A-7 Warrants expire five years from their initial exercise date of September 5, 2025, and the Series A-8 Warrants expire eighteen months from the same date. The transaction closed on March 6, 2025, generating gross proceeds of approximately $143,200, before deducting fees and expenses.

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THE OFFERING

Common Stock Offered by Us	641,712 shares.
Offering Price	$4.675 per share
Common Stock to be Outstanding Immediately After this Offering (1)	4,570,099 shares (excluding shares of common stock issuable upon exercise of the Unregistered Warrants and the Placement Agent Warrants).

Use of Proceeds

The net proceeds from our sale of securities in this offering will be approximately $2.6 million, after deducting Placement Agent fees and other estimated offering expenses payable by us. We intend to use approximately $250,000 of the net proceeds received by us from this offering for the repayment of outstanding promissory notes and the remainder for general corporate and working capital purposes. See “Use of Proceeds.”

Concurrent Private Placement

In a concurrent Private Placement, we are also selling to the purchasers Unregistered Warrants to purchase up to 641,712 Unregistered Warrant Shares. The Unregistered Securities are not being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Unregistered Warrants are exercisable immediately upon issuance for a twenty-four month period following the date of effectiveness of a registration statement covering the resale of the Unregistered Warrant Shares and have an exercise price of $4.55 per Unregistered Warrant Share. See “Concurrent Private Placement.”

Risk Factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-15 of this prospectus supplement and page 12 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“NCPL”.

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 3,928,387 shares of our common stock outstanding as of July 17, 2025, and excludes, as of such date:

●	264,526 shares of common reserved for future issuance under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan, as amended by the Plan Amendment;

●	1,287,316 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $6.05 per share (including options granted following the Plan Amendment);

●	1,778,657 shares of common stock issuable upon the exercise of stock warrants outstanding at a weighted average exercise price of $11.12 per share;

●	641,712 shares of common stock issuable upon the exercise of Unregistered Warrants issued in the concurrent Private Placement in connection with this offering at an exercise price of $4.55 per share; and

●	48,128 shares of common stock issuable upon the exercise of Placement Agent Warrants to be issued as compensation to the Placement Agent in connection with this offering at an exercise price of $5.8438 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of options or warrants described above and no exercise of the Unregistered Warrants or the Placement Agent Warrants to be issued as compensation to the Placement Agent for this offering.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and the subsequent reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely effected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Financial Position and Our Need for Additional Capital

We recently recognized impairments totaling $17.9 million to the value of several of our portfolio company investments, which may adversely affect our financial condition and the value of our securities.

On April 30, 2025, the Company completed a quarterly review of its equity investments in accordance with ASC 321 and disclosed on May 5, 2025 that it had recognized impairment losses totaling approximately $17,935,476 related to multiple portfolio companies. These impairments were based on qualitative indicators including the resignation of key personnel, cessation of operations, regulatory setbacks, failure to file required annual reports, or technological obsolescence, depending on the specific issuer.

These non-cash impairment charges materially reduced the Company’s total assets and shareholders’ equity. These charges may affect the Company’s ability to raise capital, impact investor confidence, and negatively influence the market price of its common stock. The Company does not expect to recover value from the impaired investments.

Additionally, the Company’s evaluation of remaining investments is ongoing, and further impairments may be recognized in future reporting periods if management concludes that other securities have experienced a decline in fair value that is not expected to recover. Future impairment losses may continue to have a material adverse effect on the Company’s financial position and operating results.

Risks Related to Receipt of Securities for Services

We are not, and do not intend to become, regulated as an investment company under the U.S. Investment Company Act of 1940, as amended (the “40 Act”) (and similar legislation in other jurisdictions) and if we are deemed an “investment company” under the 40 Act applicable restrictions would make it impractical for us to operate as contemplated.

The 40 Act and the rules thereunder (and similar legislation in other jurisdictions) provide certain protections to investors and impose certain restrictions on companies that are registered as investment companies. Among other things, such rules limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities and impose certain governance requirements. We have not been and do not intend to become regulated as an investment company and we intend to conduct our activities so we will not be deemed to be an investment company under the 40 Act (and similar legislation in other jurisdictions).

S-15

The Company holds minority equity interests in a number of early-stage companies, often received as compensation for advisory or platform services. These holdings are considered investment securities under the Investment Company Act of 1940 (the “1940 Act”) for purposes of evaluating investment company status. Section 3(a)(1)(C) of the 1940 Act generally defines an “investment company” as an issuer that holds investment securities with a value exceeding 40% of its total assets (excluding cash and U.S. government securities) on an unconsolidated basis.

Although the Company’s investment securities represented a significant portion of its assets in prior periods, the Company performed the 40% asset test each quarter and concluded that the 40% threshold was not met. Furthermore, on April 30, 2025, the Company recognized impairment losses totaling approximately $17.9 million, materially reducing the value of its investment securities portfolio. As a result, the Company clearly does not currently hold investment securities in excess of the 40% threshold under the 1940 Act.

Even with the impairment loss, the Company remains subject to ongoing evaluation under the 1940 Act. However, the Company is primarily engaged in a business other than investing, reinvesting, or trading in securities and does not anticipate the need to register under the 1940 Act. It continues to assess eligibility for an exclusion from investment company status, including the exemption under Section 3(b)(1) for companies that are primarily engaged in a non-investment business.

In order to ensure that we are not deemed to be an investment company, we may be required to materially restrict or limit the scope of our operations or plans related to us, we will be limited in the types of acquisitions that we may make and we may need to modify our organizational structure or dispose of assets that we would not otherwise dispose of. Moreover, if anything were to happen which would potentially cause us to be deemed an investment company under the 40 Act, it would be impractical for us to operate as intended pursuant to our platform and our business, financial condition and results of operations would be materially adversely affected. In addition, if we were deemed an investment company we could become subject to significant regulatory restrictions, including limitations on its capital structure, prohibitions on certain transactions with affiliates, and requirements to register under the 1940 Act. Further, this designation could be subject to civil enforcement actions and investors may have rescission rights, any of which could materially and adversely affect the Company’s financial condition, operations, and stockholder value. Accordingly, we would be required to take extraordinary steps to address the situation, such as the modification and restructuring of our platform, which would materially adversely affect our ability to derive revenue.

Risks Related to This Offering and Our Common Stock

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates.

You will experience substantial dilution.

Based on an offering price of $4.675 per share, and a pro forma net tangible book value of $8.1 million, or approximately $2.066 per share of common stock, as of January 31, 2025, if you purchase securities in this offering, you will experience dilution of approximately $2.330 per share in the net tangible book value of the common stock you purchase representing the difference between our as adjusted pro forma net tangible book value per share after giving effect to this offering and the offering price per share of common stock. The exercise of outstanding stock options and warrants, including those sold in this offering, will result in further dilution of your investment.

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If you purchase securities in this offering, you may also experience future dilution as a result of future equity offerings.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Therefore, any return to shareholders will be limited to the increase, if any, of our share price.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus supplement, including statements about us and the future growth and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). When used in this prospectus supplement the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement for a variety of reasons.

We urge investors to review carefully risks contained in the section of this prospectus entitled “Risk Factors” above as well as other risks and factors identified from time to time in our SEC filings in evaluating the forward-looking statements contained in this prospectus supplement. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth, or incorporated by reference, in this prospectus supplement. Except as required by law, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $2.6 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We currently intend to use approximately $250,000 of the net proceeds to us from this offering for the repayment of outstanding 8% promissory notes (which were issued with a 50% original issue discount), with a maturity date of July 29, 2025 and the remainder for general corporate and working capital purposes. This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering or the amounts we will spend on the uses set forth above.

S-18

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of our common stock immediately after this offering.

We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock as of January 31, 2025. Our historical net tangible book value as of January 31, 2025, was approximately $20,263,867 or approximately $9.59 per share of our common stock.

Our pro forma net tangible book value as of January 31, 2025 was approximately $2,690,726, or $1.06 per share of Common Stock. Pro forma net tangible book value represents the amount of our total assets less our total liabilities, after giving effect to the issuance of issuance of (i) 79,558 shares of common stock upon exercise of warrants issued in December 2023 and May 2024 for net proceeds of approximately $143,000; (ii) 118,750 shares of common stock sold to private investors at a price of $4.00 per share for net proceeds of $475,000; (iii) 229,404 shares of common stock through Wainwright pursuant to the terms of the At-the-Market Offering Agreement in June 2025, for which we received aggregate net proceeds of approximately $944,000; (iv) 180 shares of common stock in April, 2025 issued as a final payment for the acquisition of a subsidiary MSG Development Corp; (v) impairment losses recorded subsequent to January 31, 2025 totaling $18,048,141; (v) debt for cash proceeds of approximately $560,000; (vi) issuance of 714,286 shares of common stock in July 2025 for net proceeds of approximately $4.4 million; (vii) repayment of approximately $320,000 in debt in July 2025 and (viii) issuance of 173,721 shares upon exercise of outstanding warrants on a cashless basis in July 2025, our pro forma net tangible book value as of January 31, 2025 would have been $2.066 per share.

Based on the sale by us in this offering of 641,712 shares of common stock at an offering price of $4.675 per share, after deducting estimated offering expenses and placement agent fees and expenses payable by us, our as adjusted pro forma net tangible book value as of January 31, 2025 was approximately $10.7 million, or $2.345 per share of our common stock. This represents an immediate increase in as adjusted pro forma net tangible book value to existing stockholders of $0.278 per share of our common stock and an immediate dilution to purchasers in this offering of $2.330 per share of our common stock.

The following table illustrates this per-share of our common stock dilution:

Assumed public offering price per share		$4.675
Historical net tangible book value per common share as of January 31, 2025	$9.592
Decrease in net tangible book value per share after giving effect to the issuance of an aggregate of ((i) issuance of 79,558 shares of common stock upon exercise of warrants issued in December 2023 and May 2024 for net proceeds of approximately $143,000; (ii) issuance of 118,750 shares of common stock sold to private investors at a price of $4.00 per share for gross proceeds of $475,000; (iii) issuance of 180 shares of common stock issued as a final payment for the acquisition of a subsidiary MSG Development Corp.; (iv) impairment losses recorded subsequent to January 31, 2025 totaling $18,048,141; (v) debt issuances for cash proceeds of approximately $560,000; (vi) issuance of 714,286 shares of common stock for net proceeds of $4.4 million; (vii) repayment of approximately $320,000 in debt and (viii) issuance of 173,721 shares of common stock for cashless exercise of warrants	$7.526
Pro forma net tangible book value per share as of January 31, 2025	$2.066
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing our common stock in this offering	$0.278
Pro forma as adjusted net tangible book value per share as of January 31, 2025		$2.345
Dilution in net tangible book value per share to new investors purchasing our common stock in this offering		$2.330

The number of shares of Common Stock to be outstanding after this offering is based on 2,112,488 shares of our Common Stock outstanding as of January 31, 2025, including on a pro forma basis the issuance of (i) 79,558 shares of common stock upon exercise of warrants issued in December 2023 and May 2024 for net proceeds of approximately $143,000; (ii) 118,750 shares of common stock sold to private investors at a price of $4.00 per share for net proceeds of $475,000; (iii) 229,404 shares of common stock through Wainwright pursuant to the terms of the At-the-Market Offering Agreement in June 2025, for which we received aggregate net proceeds of approximately $944,000; (iv) 180 shares of common stock issued as a final payment for the acquisition of a subsidiary MSG Development Corp, in April, 2025; (vi) 714,286 shares of common stock at a price of $7.00 per share for net proceeds of $4.4 million and issuance of 173,721 shares of common stock upon cashless exercise of warrants prior to the offering and excludes:

●	264,526 shares of common reserved for future issuance under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan, as amended by the Plan Amendment;

S-19

●	1,287,316 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $6.05 per share (including options granted following the Plan Amendment);

●	1,778,657 shares of common stock issuable upon the exercise of stock warrants outstanding at a weighted average exercise price of $11.12 per share;

●	641,712 shares of common stock issuable upon the exercise of Unregistered Warrants issued in the concurrent Private Placement in connection with this offering at an exercise price of $4.55 per share; and

●	48,128 shares of common stock issuable upon the exercise of Placement Agent Warrants to be issued as compensation to the Placement Agent in connection with this offering at an exercise price of $5.8438 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes exercise, conversion, or settlement of the outstanding options, or warrants described above; and (ii) no exercise of the underwriter’s warrants to be issued to the underwriter in connection with this offering.

To the extent that any of these outstanding warrants or options are exercised at prices per share below the public offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the public offering price per share in this offering, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of common stock. The following description of our shares of common stock summarizes the material terms and provisions thereof, including the material terms of the shares of common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “NCPL.” Our transfer agent is Equity Stock Transfer, Inc. whose address is 237 W 37th St Suite 602, New York, NY 10018.

CONCURRENT PRIVATE PLACEMENT

In the concurrent Private Placement, we are selling Unregistered Warrants to purchase up to 641,712 shares of our common stock. For each share of our common stock sold in this offering, an accompanying Unregistered Warrant will be issued to the purchaser thereof. Each Unregistered Warrant will be exercisable for one share of our common stock at an exercise price of $4.55 per share, will be immediately exercisable upon issuance and will expire 24-months following the date of effectiveness of a registration statement covering the resale of the Unregistered Warrant Shares. The Unregistered Warrants are being offered for an aggregate purchase price of $80,214, which amount is included in the aggregate gross proceeds for the offering set forth elsewhere in the prospectus supplement.

The Unregistered Warrants and Unregistered Warrant Shares issuable upon the exercise of the Unregistered Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Unregistered Warrants and Unregistered Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Accordingly, the investors in the concurrent Private Placement may exercise the Unregistered Warrants and sell the Unregistered Warrant Shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the Unregistered Warrant Shares, or no current prospectus available for such shares, the investors may exercise the Unregistered Warrants by means of a “cashless exercise.”

S-20

If a Fundamental Transaction (as defined in the Unregistered Warrant) occurs, then, upon any subsequent exercise of the Unregistered Warrant, the holder shall have the right to receive, for each Unregistered Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are is the surviving corporation, and any additional consideration (“Unregistered Alternative Consideration”) receivable as a result of such Fundamental Transaction

A holder of Unregistered Warrants will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Except as otherwise provided in the Unregistered Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Unregistered Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Unregistered Warrants, as applicable.

The Unregistered Warrants are not and will not be listed for trading on any national securities exchange.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement, dated as of November 7, 2024, as amended on each of January 21, 2025, April 2, 2025, April 9, 2025 and July 2, 2025, we have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter agreement, the Placement Agent has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale of our securities pursuant to this prospectus supplement and the accompanying prospectus. Therefore, we may not sell the entire amount of securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The engagement letter agreement does not give rise to any commitment by the Placement Agent to purchase or sell any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement letter agreement. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

The Placement Agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the securities being offered pursuant to this prospectus supplement and accompanying prospectus on or about July 17, 2025, subject to satisfaction of customary closing conditions.

Pursuant to the terms of the securities purchase agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on the date of this prospectus supplement and expiring five (5) trading days from the closing date of this offering.

S-21

We have agreed to pay the Placement Agent a total cash fee equal to 7.5% of the gross proceeds of this offering. We will also pay the Placement Agent in connection with this offering a management fee equal to 1.0% of the gross proceeds raised in the offering, $25,000 for non-accountable expenses, up to $50,000 for expenses of legal counsel and other out-of-pocket expenses and clearing expenses in the amount of $15,950. We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees and the reimbursement noted above, will be approximately $57,500. In addition, we have agreed to issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase up to 48,128 shares of Common Stock, which represents 7.5% of the aggregate number of shares purchased in this offering. The Placement Agent Warrants will have a term of five years from the date of commencement of sales in this offering and an exercise price equal to $5.8438 per share, which represents 125% of the offering price for the shares of common stock sold in this offering.

We have granted the Placement Agent a right of first refusal for a period of twelve months following the closing of this offering to act as our sole book-running manager, sole manager, sole placement agent or sole agent for any further capital raising transactions undertaken by us.

We also have granted the Placement Agent a tail cash fee equal to 7.5% of the gross proceeds and Placement Agent Warrants to purchase shares of common stock equal to 7.5% of the aggregate number of shares of securities sold in any offering, within 12 months following the termination or expiration of the engagement letter agreement, to investors whom the Placement Agent contacted or introduced to us in connection with this offering.

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement letter agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by Wainwright acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the Placement Agent has provided in the past and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services. The Placement Agent acted as our exclusive placement agent in connection with our January 2025 warrant inducement and our July 2025 registered direct offering and also acts as our exclusive sales agent in connection with our At-The-Market Offering Agreement, for which it received compensation.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NCPL.”

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Parr Brown Gee & Loveless, P.C., Salt Lake City, Utah. Ellenoff Grossman & Schole LLP, New York, New York is counsel to the placement agent in connection with this offering.

EXPERTS

Our consolidated financial statements as of and for the years ended April 30, 2024 and 2023, incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by have been audited by Fruci & Associates II, PLLC, independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of Fruci & Associates II, PLLC, given on the authority of such firm as experts in auditing and accounting in giving said reports.

S-22

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We maintain a website at http://www.netcapitalinc.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

●	our Annual Report on Form 10-K for the year ended April 30, 2024 filed with the SEC on July 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024 filed with the SEC on September 16, 2024, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024 filed with the SEC on December 16, 2024 and our Quarterly Report on Form 10-Q for the quarter ended January 31, 2025 filed with the SEC on March 17, 2025;

●	our Current Reports on Form 8-K filed with the SEC on May 28, 2024, May 29, 2024, July 24, 2024; August 2, 2024; August 19, 2024; August 23, 2024; September 26, 2024; November 27. 2024; December 12, 2024; January 15, 2024; March 10, 2025; March 17, 2025; March 28, 2025; March 31, 2025; May 5, 2025; June 12, 2025; June 23, 2025; June 30, 2025 and July 7, 2025; and

●	The description of our common stock, par value $0.001 per share, contained in Exhibit 4.16 to our Annual Report on Form 10-K for the year ended April 30, 2024 filed with the SEC on July 29, 2024, including any amendment or report filed for the purpose of updating such description.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (718) 400-9031 or by writing to us at the following address:

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

Attn.: Secretary

S-23

PROSPECTUS

Netcapital Inc.

Common Stock
Debt Securities
Warrants
Rights
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants to purchase common stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $25,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock presently listed on The Nasdaq Capital Market under the symbol “NCPL”. On October 14, 2022, the last reported sale price of our common stock was $1.655 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Netcapital Inc., a Utah corporation and its subsidiaries, unless the context otherwise requires.

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SUMMARY

Overview

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors. We give all investors the opportunity to access investments in private companies. Our model is disruptive to traditional private equity investing and is based on Title III, Reg CF of the JOBS Act. We generate fees from listing private companies on our portals. Our consulting group, Netcapital Advisors, provides marketing and strategic advice in exchange for cash and equity positions. The Netcapital funding portal is registered with the SEC, is a member of the Financial Industry Regulatory Authority, or FINRA, a registered national securities association, and provides investors with opportunities to invest in private companies.

Development of Business

In November 2020, the Company purchased Netcapital Funding Portal Inc. (the “Funding Portal”) and changed the name of the Company from ValueSetters, Inc. to Netcapital Inc.

The Company has three operating subsidiaries. The Funding Portal provides private companies with access to investments from accredited and non-accredited retail investors through our online portal (www.netcapital.com). The Funding Portal charges an engagement fee of $5,000 upfront, or $10,000 in arrears, and a 4.9% success fee for capital raised at closing. In addition, the Funding Portal generates fees for other ancillary services, such as rolling closes. Netcapital Advisors Inc. generates fees and equity stakes from consulting in select portfolio and non-portfolio clients. MSG Development Corp. provides corporate valuation services to businesses and individuals.

Funding Portal

Netcapital.com is an SEC-registered funding portal that enables private companies to raise capital online, while investors are able to invest from anywhere in the world, at any time, with just a few clicks. Securities offerings on the portal are accessible through individual offering pages, where companies include product or service details, market size, competitive advantages, and financial documents. Companies can accept investment from anyone, including friends, family, customers, employees, etc. Customer accounts on our platform will not be permitted to hold digital securities.

In addition to access to the funding portal, the Netcapital funding portal provides the following services:

●	a fully automated onboarding process;

●	automated filing of required regulatory documents;

●	compliance review;

●	custom-built offering page on our portal website;

●	third party transfer agent and custodial services;

●	email marketing to our proprietary list of investors;

●	rolling closes, which provide potential access to liquidity before final close date of offering;

●	assistance with annual filings; and

●	direct access to our team for ongoing support.

Consulting Business

Our consulting group, Netcapital Advisors helps companies at all stages to raise capital. Netcapital Advisors provides strategic advice, technology consulting and online marketing services to assist with fundraising campaigns on the Netcapital platform. We also act as an incubator and accelerator, taking equity stakes in select disruptive start-ups.

Netcapital Advisors’ services include:

●	incubation of technology start-ups;

●	investor introductions;

●	online marketing;

●	website design, software and software development;

●	message crafting, including pitch decks, offering pages, and ad creation;

●	strategic advice; and

●	technology consulting.

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Valuation Business

Our valuation group, MSG Development Corp. prepares valuations that are always reviewed by an Accredited Senior Business Appraiser licensed by the American Society of Appraisers.

The valuation services include:

●	business valuations;

●	fairness and solvency opinions;

●	ESOP feasibility and valuation;

●	non-cash charitable contributions;

●	economic analysis of damages;

●	intellectual property appraisals; and

●	compensation studies.

As noted above, in 2014, we began our consulting business, and we now own a portion of several companies as a result of our consulting work. Many of these businesses operate solely on the Internet and many use the Internet to raise capital. We believe the value of our ownership interests in several of these companies may be significant. In 2016, we began consulting for companies seeking to raise capital via Reg CF. In 2020, we purchased Netcapital Funding Portal Inc., a regulated funding portal operating under the provisions of Reg CF. On November 5, 2020, we changed our name to Netcapital Inc. to leverage the strength of Netcapital’s well-established brand and unique private capital markets platform.

Competition

We compete with a number of public and private companies that provide assistance with capital raising, strategy, technology consulting, and digital marketing. Most of our competitors have significant financial resources and occupy entrenched positions in the market with name-brand recognition. The majority of our capital raising and digital marketing business is on the Internet.

The barriers to entry into most Internet markets are relatively low, making them accessible to a large number of entities and individuals. We believe the principal competitive factors in our industry that create certain barriers to entry include but are not limited to reputation, technology, financial stability and resources, proven track record of successful operations, critical mass, and independent oversight and transparency of business practices. Obtaining approval from FINRA to operate as a funding portal is also a barrier to entry due to the significant internal control and capital requirements. While these barriers will limit those able to enter or compete effectively in the market, it is likely that new competitors as well as laws and regulations of governmental authority will be established in the future, in addition to our known current competitors.

We face significant competition in every aspect of our business, including from companies that facilitate online capital formation and the sharing of content and information, companies that enable marketers to display advertising, companies that distribute video and other forms of media content, and companies that provide development platforms for applications developers. We compete to attract, engage, and retain customers, to attract and retain marketers, and to attract and retain developers to build compelling applications that integrate with our products.

Increased competition from current and future competitors may in the future materially adversely affect our business, revenues, operating results and financial condition.

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Industry Regulation

In an effort to enhance economic growth and to democratize access to private investment opportunities, Congress finalized the Jumpstart Our Business Startups Act (JOBS Act) in 2016. Title III of the JOBS Act enabled early-stage companies to offer and sell securities to the general public for the first time. The SEC then adopted Regulation Crowdfunding, or Reg CF, in order to implement the JOBS Act’s crowdfunding provisions.

Reg CF has several important features that changed the landscape for private capital raising and investment. For the first time, this regulation:

●	Allowed the general public to invest in private companies, no longer limiting early-stage investment opportunities to less than 10% of the population;

●	Enabled private companies to advertise their securities offerings to the public (general solicitation); and

●	Conditionally exempted securities sold under Section 4(a)(6) from the registration requirements of the Securities and Exchange Act of 1934.

We are subject, both directly and indirectly, to various laws and regulations relating to our business. If any of the laws are amended, compliance could become more expensive and directly affect our income. We intend to comply with such laws, but new restrictions may arise that could materially adversely affect our Company. Specifically, the SEC regulates our funding portal business, and our funding portal is also a member of FINRA and is regulated by FINRA. We are also subject to the USA Patriot Act of 2001, which contains anti-money laundering and financial transparency laws and mandates various regulations applicable to financial services companies, including standards for verifying client identification at account opening, and obligations to monitor client transactions and report suspicious activities. Anti-money laundering laws outside of the United States contain some similar provisions. Our failure to comply with these requirements as applicable to us could have a material adverse effect on us.

Our Market

The traditional funding model restricts access to capital, investments and liquidity. According to Harvard Business Review, VCs invest in fewer than 1% of the companies they consider and only 10% of VC meetings are obtained through cold outreach. In addition, under 5% of VC funding went to women and minority-owned firms in 2020, according to Forbes.

Furthermore, under the traditional model, the average investor lacked access to early-stage investments. Prior to the JOBS Act, almost 90% of U.S. households were precluded from investing in private deals, per dqydj.com. Liquidity has also been an issue, as private investments are generally locked up until IPO or takeout.

The JOBS Act helped provide a solution to these issues by establishing the funding portal industry which is currently in its infancy. Title III of the JOBS Act outlines Reg CF, which traditionally allowed private companies to raise up to $1.07 million from all Americans. In March 2021, regulatory enhancements by the SEC went into effect and increased the limit to $5 million. These amendments increased the offering limits for Reg CF, Regulation A and Regulation D Rule 504 offerings as follows; Reg CF increased to $5 million, Regulation D, Rule 504 increased to $10 million from $5 million; and Regulation A Tier 2 increased to $75 million from $50 million.

Reg CF private company investments accounted for approximately $490 million in 2021, according to KingsCrowd, versus $205 million during 2020. We believe a significant opportunity exists to disrupt private capital markets via the Netcapital funding portal.

Private capital markets reached $7.4 trillion at the end of 2020, per Morgan Stanley, and this number is expected to reach $13 trillion over the next five years. Within this market, private equity represents the largest share, with assets in excess of $3 trillion and a 10-year CAGR of 10%. Since 2000, global PE net asset value has increased almost tenfold, nearly three times faster than the size of the public equity market. Both McKinsey and Boston Consulting Group predict that this strong growth will continue, as investors allocate increasing amounts to private equity, due to historically higher returns and lower volatility than public markets. In addition, Boston Consulting Group estimates that there are $42 trillion held in retail investment accounts, which we believe represents a large pool of potential account holders for us.

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Our Technology

The Netcapital platform is a scalable, real-time, transaction processing engine that runs without human intervention, 24 hours a day, seven days a week. For companies raising capital, the technology provides fully automated onboarding with integrated regulatory filings. Funds are collected from investors and held in escrow until the offering closes.

For entrepreneurs, the technology facilitates access to capital at low cost. For investors, the platform provides access to investments in private, early-stage companies that were previously unavailable to the general public. Both entrepreneurs and investors can track and view their investments through their dashboard on netcapital.com. The platform currently has more than 100,000 users.

Scalability was demonstrated in November 2021, when the platform processed more than 2,000 investments in less than two hours, totaling more than $2 million.

Our infrastructure is designed in a way that can horizontally scale to meet our capacity needs. Using Docker containers and Amazon ECS, we are able to automate the creation and launch of our production web and API endpoints in order to replicate them as needed behind Elastic Load Balancers (ELBs).

Additionally, all of our public facing endpoints live behind CloudFlare to ensure protection from large scale traffic fluctuations (including DDoS attacks).

Our main database layer is built on Amazon RDS and features a Multi-AZ deployment that can also be easily scaled up or down as needed. General queries are cached in our API layer, and we monitor to optimize very complex database queries that are generated by the API.

Additionally, we cache the most complex queries (such as analytics data) in our NoSQL (Mongo) data store for improved performance.

Most of our CPU intensive data processing happens asynchronously through a worker/jobs system managed by AWS ElastiCache’s Redis endpoint. This component can be easily fine-tuned for any scale necessary.

The technology necessary to operate our funding portal is licensed from our affiliate, Netcapital Systems LLC under a license agreement with our wholly owned subsidiary Netcapital Funding Portal Inc., where we have the exclusive right to use the technology with respect to our funding portal, for an annual license fee of $380,000 paid in quarterly installments.

Competitive Advantages

We believe we provide the lowest cost solution for online capital raising versus our peer group (StartEngine Crowdfunding, Inc., Wefunder Inc.and Republic Core LLC). We also believe that our access and onboarding of new clients are superior due to our facilitated technology platforms. Our network is rapidly expanding as a result of our enhanced marketing and broad distribution to reach new investors. Given the rapid growth in the industry and its potential to disrupt the multi-billion dollar private capital market, we believe there is sufficient room for multiple players.

Our Strategy

Three major tailwinds are driving accelerated growth in the shift to the use of online funding portals: (i) the COVID-19 pandemic; (ii) the increase in funding limits under Reg CF; and (iii) the recent private equity outperformance of public markets. The pandemic drove a rapid need to bring as many processes as possible online. With travel restrictions in place and most people in lockdown, entrepreneurs were no longer able to fundraise in person and have increasingly turned to online capital raising through funding portals.

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There are numerous industry drivers and tailwinds that complement investor demand for access to investments in private companies. To capitalize on these, our strategy is to:

●	Generate New Investor Accounts. Growing the number of investor accounts on our platform is a top priority. Investment dollars continuing to flow through our platform is a key revenue driver. When issuers advertise their offerings, they are generating new investor accounts for us at no cost to Netcapital. We plan to supplement our issuers’ spend on advertising by increasing our online marketing spend as well, which may include virtual conferences going forward.

●	Hire Additional Business Development Staff. We seek to hire additional business development staff that is technology and financially passionate about capital markets to handle our growing backlog of potential customers.

●	Increase the Number of Companies on Our Platform via Marketing. When a new company lists on our platform, they bring their customers, supporters, and brand ambassadors as new investors to Netcapital. We plan to increase our marketing budget to help grow our portal and advisory clients.

●	Invest in Technology. Technology is critical to everything that we do. We plan to invest in developing innovative technologies that enhance our platform and allow us to pursue additional service offerings.

●	Incubate and Accelerate Our Advisory Portfolio Clients. The advisory portfolio and our equity interests in select advisory clients represent potential upside for our shareholders. We seek to grow this model of advisory clients.

●	Expand Internationally. We believe there is a significant opportunity to expand into Europe and Asia as an appetite abroad grows for U.S. stocks.

●	Open ATS/Secondary Transfer Feature. Lack of liquidity is a key issue for investors in private companies as private markets lack a liquidity feature in our targeted market. We plan to open a Secondary Transfer Feature and are exploring various alternatives to provide potential liquidity for secondary offerings to investors who participate in our primary offerings on the Netcapital platform.

●	New Verticals Represent a Compelling Opportunity. We operate in a regulated market supported by the JOBS Act. We may pursue expansion to our model to include Regulation A and Regulation D offerings.

Investment Portfolio

A key part of our story involves the potential value creation driven by our portfolio companies. In our portfolio, we focus on companies with emerging, disruptive technologies. A partial list of our investment portfolio is described below:

KingsCrowd

Industry: Fintech

Trusted by over 300,000 investors to vet startup investments, KingsCrowd, Inc. is a leader in ratings and analytics for online private markets. The company aggregates, analyzes, and rates companies raising on platforms like Netcapital to help investors make more informed decisions.

ChipBrain

Industry: AI

Effective communicators close more deals. ChipBrain LLC’s emotionally intelligent AI assistant provides real-time emotion, tone, and facial expression feedback in live conversations across text, voice, and video. Taking the guesswork out of identifying conversational cues, the company’s technology enables sales professionals to see at a glance how they are coming across to customers.

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Deuce Drone

Industry: Drone Delivery Technology

Deuce Drone LLC solves the last mile delivery problem for “brick and mortar” retailers. The company designs, builds, and operates drone delivery systems, transforming retail stores into customer fulfillment centers. Deuce Drone LLC provides a cost-effective, technology-driven solution for same-day delivery that allows retailers to compete with major e-commerce players.

Zelgor

Industry: Mobile Games

Backed by famous venture capitalist Tim Draper, napster founder, Shawn Fanning, and co-creator of Guitar Hero, Kai Huang, Zelgor Inc. is an interactive entertainment company featuring a new species of rambunctious alien characters called The Noobs. The Noobs are a unique and original intellectual property introduced to the world through mobile games, multimedia content, and strategic partnerships.

MustWatch

Industry: Technology

MustWatch LLC brings your friends and favorite shows together all in one place. The Watch Party app makes it easy to find new shows, see what your friends are watching, and recommend great shows to each other. The company’s platform delivers targeted show recommendations based on the television viewing tastes of users’ friends and family. It’s not a single streaming platform’s media catalog, but a cross-platform television guide, crowdsourced from your friends and family.

C-Reveal Therapeutics

Industry: Cancer Immunotherapy

C-Reveal Therapeutics’s proprietary technology, developed at Massachusetts General Hospital and Harvard University, helps the body’s immune system to identify and destroy cancer cells by inhibiting key enzymes that conceal the disease. This patent pending approach is designed to improve the efficacy of treating a broad range of cancers.

Hiveskill LLC

Industry: AI

The product is an AI-powered database and CRM hybrid that uses data and emotionally intelligent AI to boost direct one-to-one marketing efforts. It also provides specialized experts who know how to leverage your company’s data.

Caesar Media Group Inc.

Industry: Marketing

Caesar Media Group, Inc. is an advanced marketing and technology solutions provider. Caesar Media Group is designed to leverage its technology and data to provide lead generation, search engine optimization (SEO) website development, project development, digital marketing, content management, customer service, and sales management.

Corporate Information

The Company was incorporated in Utah in 1984 as DBS Investments, Inc., or DBS. DBS merged with Valuesetters L.L.C. in December 2003 and changed its name to Valuesetters, Inc. In November 2020, the Company purchased Netcapital Funding Portal Inc. from Netcapital Systems LLC and changed the name of the Company from Valuesetters, Inc. to Netcapital Inc.

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Our principal executive offices are located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts and our telephone number is 781-925-1700.We maintain a corporate website with the address http://www.netcapitalinc.com, our funding portal maintains a website with the address http://www.netcapital.com, Netcapital Advisors maintains a website at http://www.netcapitaladvisors.com and our valuation business maintains a website at https://valucorp.com/. The information contained on our websites are not incorporated by reference into this prospectus, and you should not consider any of such information to be a part of this prospectus or in deciding whether to purchase our securities.

SUMMARY OF RISK FACTORS

Risks Relating to Our Business and Growth Strategy

●	We have a limited operating history which makes evaluating the business and future prospects difficult, and may increase the risk of your investment.

●	We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues, and if any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our common stock.

●	We are subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business.

●	Our funding portal’s service offerings are relatively new in an industry that is still quickly evolving and if our ability to continue to penetrate the market remains uncertain potential issuer companies may choose to use different platforms or providers.

●	We may be liable for misstatements made by issuers on the Funding Portal and any lawsuits brought as a result will be time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business.

●	Most of our cash-flow generating services are variants on one type of service: providing a platform for online and any downturn in such market could have a material adverse effect of our business and financial condition.

●	If our wholly-owned subsidiary, Netcapital Funding Portal Inc., fails to comply with its obligations under the license agreement with Netcapital Systems LLC under which the technology to operate our funding portal is licensed to Netcapital Funding Portal Inc., we could lose rights necessary to operate our funding portal which are important to our business.

●	We face significant market competition and increased competition from current and future competitors may in the future materially adversely affect our business, revenues, operating results and financial condition.

●	We may need additional capital in the future to continue to execute our business plan and if we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations.

●	We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights, and any such claims, with or without merit, could cause costly litigation that could consume significant management time.

●	We may be subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Our actual or perceived failure to comply with such obligations could adversely affect our business.

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Risks Related to Receipt of Securities for Services

●	For our consulting and advisory services, payment is often made through equity securities of customers instead of cash. The securities issued are in private companies with no established trading market for their securities In the absence of a trading market, we may be unable to liquidate our investment, which will result in the loss of our investment.

Risks Related to Our Common Stock

●	We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

●	We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our common stock, which may adversely affect the market price of our common stock.

●	Concentration of ownership among our majority stockholders may prevent new investors from influencing significant corporate decisions which could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

●	We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

The Securities We May Offer

We may offer shares of our common stock, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

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●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 900,000,000 shares of common stock, par value $0.001 per share. As of July __, 2024, 40,540,680 shares of common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee and forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

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Warrants

We may offer warrants for the purchase of shares of our common stock or of debt securities. We may issue the warrants by themselves or together with common stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Rights

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

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RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, filed with the SEC on August 8, 2022, and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

●	our business strategies ;

●	capital requirements and the availability of capital to fund our growth and to service our existing debt;

●	difficulties executing our growth strategy, including attracting new issuers and investors;

●	difficulties in increasing the average number of investments made per investor;

●	shortages or interruptions in the supply of quality issuers;

●	our dependence on a small number of large issuers to generate revenue;

●	negative publicity relating to any one of our issuers;

●	competition from other online capital portals with significantly greater resources than we have;

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●	changes in investor tastes and purchasing trends;

●	our inability to maintain an adequate level of cash flow, or access to capital, to meet growth expectations;

●	changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain skilled personnel;

●	Labor shortages, unionization activities, labor disputes or increased labor costs, including increased labor costs resulting from the demand for qualified employees;

●	our vulnerability to increased costs of running an online portal on Amazon Web Services;

●	our vulnerability to increasing labor costs;

●	the impact of governmental laws and regulation;

●	failure to obtain or maintain required licenses;

●	changes in economic or regulatory conditions and other unforeseen conditions that prevent or delay the development of a secondary trading market for shares of equity that are sold on our online portal;

●	intellectual property risks;

●	risks associated with our reliance on third party organizations;

●	our competitive position;

●	our industry environment;

●	our anticipated financial and operating results, including anticipated sources of revenues;

●	management’s expectation with respect to future acquisitions;

●	our cash needs and financing plans.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to on page 12 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock, please refer to our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our amended and restated bylaws (the “Bylaws”) that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Utah Business Corporation Act. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Articles of Incorporation and our Bylaws.

Common Stock

We currently have authorized 900,000,000 shares of common stock, par value $0.001 per share. As of July __, 2024, 40,540,680 shares of common stock were issued and outstanding. The holders of shares of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds; however, the current policy of our Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive rights.

Warrants

As of July __, 2024, warrants to purchase up to 20,562,932 shares of our common stock were issued and outstanding. The warrants are exercisable for five years from the date of issuance at a weighted average exercise price of $2.24 per share, subject to adjustment for stock dividends, stock splits, pro rata distributions and upon the occurrence of fundamental transactions. If at any time following the issuance date of the warrants there is no registration statement registering for resale the shares of common stock issuable upon exercise of the warrants, the warrants may be exercised on a cashless basis. The warrants contain an ownership limitation such that the holder may not exercise the warrant to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the Company’s issued and outstanding common stock.

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Other Convertible Securities

As of July __, 2024, in addition to the securities described above, there are options outstanding to purchase up to 2,078,500 shares of common stock under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan, with 3,375,605 shares available for future issuance.

Anti-Takeover Effects of Utah Law and Our Articles of Incorporation and Bylaws

The provisions of Utah law, our articles of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board of Directors Vacancies

Our articles of incorporation and bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of the majority of directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor. In addition, the number of directors constituting our Board is permitted to be set only by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

Special Meeting of Shareholders

Our bylaws provide that special meetings of our stockholders may be called only by our president or any two directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

No Cumulative Voting

The Utah Business Corporation Act provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer LLC with its business address at 237 W 37th Street, Suite 602, New York, NY 10018. Its telephone number is (212) 575-5757 and its email address is info@equitystock.com.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NCPL”.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

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●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

●	Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

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●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

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For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

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Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

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If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

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To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Codelaw LLC. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

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EXPERTS

The financial statements as of and for the years ended April 30, 2023 and 2022, included in our Annual Report on Form 10-K for the year ended April 30, 2023, have been audited by Fruci & Associates II, PLLC, independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of Fruci & Associates II, PLLC, given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at http://www.netcapitalinc.com/. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	Our Annual Report on Form 10-K as of and for the year ended April 30, 2022, filed with the SEC on August 8, 2022; and

●	Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2022 and July 31, 2022, filed with the SEC on March 17, 2022 and September 12, 2022, respectively;

●	Our Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on January 13, 2022, February 3, 2022, February 15, 2022, May 10, 2022, May 18, 2022, June 28, 2022, and July 15, 2022; and

●	The description of the our common stock contained in our registration statement on Form 8-A filed with the SEC on July 7, 2022, including any amendments or reports filed with the SEC for the purposes of updating such description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (781) 925-1700 or by writing to us at the following address:

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

Attn.: Secretary

34

Netcapital Inc.

Common Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

October 26, 2022

Netcapital Inc.

641,712 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 16, 2025